                                   Exhibit 23

                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-81566) pertaining to the 1991 Long-Term Incentive Plan of Wolohan Lumber Co. of our report dated February 14, 2003, with respect to the consolidated financial statements of Wolohan Lumber Co. included in Annual Report (Form 10-K) for the year ended December 31, 2002.


                                          REHMANN ROBSON

March 26, 2003
Saginaw, Michigan